THE NATIONAL BANK OF BLACKSBURG

Salary Continuation Agreement

FIRST AMENDMENT

TO

BANK OF TAZEWELL COUNTY

SALARY CONTINUATION AGREEMENT

DATED FEBRUARY 8, 2006

FOR

J. ROBERT BUCHANAN

THIS FIRST AMENDMENT is adopted this _19th__ day of _ December____, 200_7_, effective as of January 1, 2006, by and between THE NATIONAL BANK OF BLACKSBURG, a nationally-chartered commercial bank located in Blacksburg, Virginia, successor in interest by merger to BANK OF TAZEWELL COUNTY (the “Bank”), and J. ROBERT BUCHANAN (the “Executive”).

The Bank and the Executive executed the Salary Continuation Agreement on February 8, 2006 effective as of January 1, 2006 (the “Agreement”).

The undersigned hereby amend the Agreement for the purpose of bringing the Agreement into compliance with Section 409A of the Internal Revenue Code. Therefore, the following changes shall be made:

Sections 2.4 and 2.4.3 of the Agreement shall be deleted in its entirety and replaced by the following:

2.4

Change in Control Benefit. If a Change in Control occurs, followed within twenty-four (24) months by the Executive’s Separation from Service, the Bank shall distribute to the Executive the benefit described in this Section 2.4 in lieu of any other benefit under this Article.

2.4.3

Excess Parachute Payment Gross-up. If any benefit payable under this Agreement would create an excise tax under the excess parachute rules of Section 280G of the Code, the Bank shall pay to the Executive an additional amount (the “Gross-up”) equal to:

the Executive’s excise penalty tax amount

divided by the sum of

(one minus the sum of the penalty tax rate plus the Executive’s marginal income tax rate)

The Gross-up shall be paid in the same manner and same time as the benefit which creates the gross-up.

Section 2.7 of the Agreement shall be deleted in its entirety and replaced by the following:

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THE NATIONAL BANK OF BLACKSBURG

Salary Continuation Agreement

2.7	Change in Form or Timing of Distributions. All changes in the form or timing of distributions hereunder must comply with the following requirements. The changes:

(a)	may not accelerate the time or schedule of any distribution, except as provided in Code Section 409A and the regulations thereunder;
(b)	must, for benefits distributable under Sections 2.1, 2.2 and 2.3, be made at least twelve (12) months prior to the first scheduled distribution;
(c)

must, for benefits distributable under Sections 2.1, 2.2, 2.3 and 2.4, delay the commencement of distributions for a minimum of five (5) years from the date the first distribution was originally scheduled to be made; and

(d)	must take effect not less than twelve (12) months after the election is made.

Section 8.3 of the Agreement shall be deleted in its entirety and replaced by the following:

8.3	Plan Terminations Under Section 409A. Notwithstanding anything to the contrary in Section 8.2, if this Agreement terminates in the following circumstances:

(a)

Within thirty (30) days before or twelve (12) months after a Change in Control, provided that all distributions are made no later than twelve (12) months following such termination of the Agreement and further provided that all the Bank's arrangements which are substantially similar to the Agreement are terminated so the Executive and all participants in the similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve (12) months of such terminations;

(b)

Upon the Bank’s dissolution or with the approval of a bankruptcy court, provided that the amounts deferred under the Agreement are included in the Executive's gross income in the latest of (i) the calendar year in which the Agreement terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the distribution is administratively practical; or

(c)

Upon the Bank’s termination of this and all other arrangements that would be aggregated with this Agreement pursuant to Treasury Regulations Section 1.409A-1(c) if the Executive participated in such arrangements (“Similar Arrangements”), provided that (i) the termination and liquidation does not occur proximate to a downturn in the financial health of the Bank, (ii) all termination distributions are made no earlier than twelve (12) months and no later than twenty-four (24) months following such termination, and (iii) the Bank does not adopt any new arrangement that would be a Similar Arrangement for a minimum of three (3) years following the date the Bank takes all necessary action to irrevocably terminate and liquidate the Agreement;

the Bank may distribute the actuarial equivalent of the present value of the Early Termination benefit, determined as of the date of the termination of the Agreement, to the

THE NATIONAL BANK OF BLACKSBURG

Salary Continuation Agreement

Executive in a lump sum subject to the above terms.

IN WITNESS OF THE ABOVE, the Bank and the Executive hereby consent to this First Amendment.

Executive:	The National Bank of Blacksburg

/s/ J. ROBERT BUCHANAN	By	/s/ JAMES G. RAKES
J. Robert Buchanan	Title	Chairman, President & CEO

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